UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 21, 2012

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)	(Zip Code)
6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817

Registrant’s telephone number, including area code  301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 21, 2012, Spherix Incorporated (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”), at an exchange ratio of 1-for-20.  This amendment to the Form 8-K filed on September 21, 2012 is filed to include Exhibit 99.2 hereto, a table showing the effect of the reverse stock split on the number of shares of common stock authorized, issued and outstanding, and on the number of weighted average shares outstanding, basic and diluted, as reported in the December 31, 2011 Form 10-K and the June 30, 2012 Form 10-Q.

Section 9 — Financial Statements and Exhibits

Item 9.01              Financial Statements and Exhibits

Exhibit Number	Description

99.2

Effect of the reverse stock split on the number of shares of common stock authorized, issued and outstanding and on the number of weighted average shares outstanding, basic and diluted, as reported in the December 31, 2011 Form 10-K and the June 30, 2012 Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton, CFO

Date:	September 21, 2012